UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2020

FIVE BELOW, INC.

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	001-35600	75-3000378
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Market Street
Suite 300
Philadelphia, PA 19106
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (215) 546-7909

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	FIVE	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On April 24, 2020, Five Below, Inc. (the “Company”) entered into a Fifth Amended and Restated Credit Agreement (the “Credit Agreement”), among the Company, 1616 Holdings, Inc. (the “Guarantor” and with the Borrower, collectively, the “Loan Parties”), the lenders party thereto (the “Lenders”) and Wells Fargo Bank, National Association (“Wells”) as agent for the Lenders (in such capacity, the “Agent”).

The Credit Agreement amends and restates the Fourth Amended and Restated Loan and Security Agreement, dated May 10, 2017, among the Company, the Guarantor, and Wells (the “Existing Credit Facility”). The Credit Agreement provides for a senior secured asset-based revolving credit facility of up to $225 million (the “Credit Facility”). Company has the option to increase the total commitment under the Credit Facility to $375 million, subject to certain conditions, including obtaining commitments from one or more lenders. The Credit Agreement provides that the entire amount of the Credit Facility is available for issuances of letters of credit, and allows for swingline loans. Company intends to use the proceeds of the Credit Facility (a) to finance the acquisition of working capital assets of the Company, including the purchase of inventory and equipment, in each case in the ordinary course of business, (b) to finance capital expenditures of the Company, (c) for general corporate purposes of the Company and the Guarantor, (d) to pay fees and expenses in connection with the transactions contemplated by the Credit Agreement, (e) refinance amounts outstanding under the Existing Credit Facility and (e) for other lawful corporate purposes.

Availability under the Credit Facility will be based upon monthly (or weekly, in certain cases) borrowing base certifications valuing the Loan Parties’ eligible credit card receivables and inventory, as reduced by certain reserves in effect from time to time. Outstanding borrowings under the Credit Facility accrue interest at floating rates plus an applicable margin ranging from 2.00% to 2.25% for LIBOR loans and 1.00% to 1.25% for base rate loans, and bear letter of credit fees ranging from 2.00% to 2.25%.

The Credit Facility matures on April 24, 2023.

On the Closing Date, Guarantor entered into a Guaranty in favor of the Agent, providing an unconditional guaranty of all amounts owing under the Credit Facility. The agreements may require additional subsidiary guarantors in the future. In addition, the Loan Parties and the Agent entered into a Security Agreement on the Closing Date. Pursuant to the Security Agreement, the obligations of the Company and the guarantee by the Guarantor and any other subsidiary guarantors are secured by first priority security interests (subject only to certain permitted liens) in substantially all current assets of the Company, the Guarantor and any other subsidiary guarantors, such property consisting of accounts receivable, inventory, cash, deposit and securities accounts, chattel paper, promissory notes and payment intangibles and, to the extent evidencing or otherwise related to such property, all general intangibles, licenses, letter of credit rights, commercial tort claims, instruments, supporting obligations and documents.

The Credit Agreement contains customary covenants that limit, absent lender approval, the ability of Company and certain of its affiliates to, among other things, pay cash dividends, incur debt, create liens and encumbrances, redeem or repurchase stock, enter into certain acquisition transactions or transactions with affiliates, merge, dissolve, repay certain indebtedness, change the nature of Company’s business, enter sale or leaseback transactions, make investments or dispose of assets. In some cases, these restrictions are subject to certain negotiated exceptions or permit Company to undertake otherwise restricted activities if it satisfies certain required conditions. In addition, the Company will be required to maintain availability of not less than (i) 15% of the loan cap prior to a certain stepdown date, and (ii) 10% of the loan cap after a certain stepdown date.

If (x) there exists an event of default or (y) availability under the Credit Facility is less than 15% of the loan cap, amounts in any of the Loan Parties’ or subsidiary guarantors’ designated deposit accounts will be transferred daily into a blocked account held by the Agent and applied to reduce outstanding amounts under the Credit Facility (the “Cash Dominion Event”), so long as (i) such event of default has not been waived and/or (ii) until availability has exceeded 15% of the loan cap for sixty (60) consecutive calendar days (provided that such ability to discontinue the Cash Dominion Event shall be limited to two times during the term of the Agreement).

The Credit Agreement contains customary events of default including, among other things, failure to pay obligations when due, initiation of bankruptcy or insolvency proceedings, defaults on certain other indebtedness, change of control, incurrence of certain material judgments that are not stayed, satisfied, bonded or discharged within 30 days, certain ERISA events, invalidity of the credit documents, and violation of affirmative and negative covenants or breach of representations and warranties set forth in the Credit Agreement. Upon an event of default, the lenders may, subject to various customary cure rights, require the immediate payment of all amounts outstanding and foreclose on collateral.

Copies of the Credit Agreement, the Guaranty and the Security Agreement are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference. The foregoing descriptions of the Credit Agreement, the Guaranty and the Security Agreement are qualified in their entirety by reference to the full text of the Credit Agreement, the Guaranty and the Security Agreement, respectively.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

10.1	Fifth Amended and Restated Credit Agreement, dated April 24, 2020, among the Company, 1616 Holdings, Inc., Wells Fargo Bank, National Association, and the lenders party thereto.

10.2	Facility Guaranty, dated April 24, 2020, between 1616 Holdings, Inc. and Wells Fargo Bank, National Association.

10.3	Security Agreement, dated April 24, 2020, among the Company, 1616 Holdings, Inc., and Wells Fargo Bank, National Association.

104	Cover Page Interactive Data File (embedded within the Inline XBRL file)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Five Below, Inc.

Date: April 29, 2020	By:	/s/ Kenneth R. Bull
	Name:	Kenneth R. Bull
	Title:	Chief Financial Officer